                                                                    Exhibit 10.2

                       ADMINISTRATIVE SERVICES AGREEMENT

                                by and between

                        TRUE NORTH COMMUNICATIONS INC.

                                      and

                         TN TECHNOLOGIES HOLDING INC.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I - DEFINITIONS....................................................... 1

     1.1  ACCOUNTING SERVICES................................................. 1
     1.2  AGENCY SERVICES..................................................... 1
     1.3  ADDITIONAL SERVICES................................................. 1
     1.4  CORPORATE SUPPORT SERVICES.......................................... 2
     1.5  CONSULTING SERVICES................................................. 2
     1.6  EMPLOYEE BENEFITS AND ADMINISTRATION SERVICES....................... 2
     1.7  EXPIRATION DATE..................................................... 2
     1.8  HUMAN RESOURCES AND PAYROLL SERVICES................................ 2
     1.9  IMPRACTICABLE....................................................... 2
     1.10 INITIAL SERVICES.................................................... 2
     1.11 MEDIA SERVICES...................................................... 2
     1.12 PROVIDING COMPANY................................................... 2
     1.13 RECEIVING COMPANY................................................... 2
     1.14 REPRESENTATIVE...................................................... 2
     1.15 SERVICE............................................................. 2
     1.16 STUDIO SERVICES..................................................... 2
     1.17 TERMINATION DATE.................................................... 2
     1.18 REFERRAL SERVICES................................................... 2
     1.19 VOICE AND DATA NETWORKS............................................. 2
     1.20 VOICE AND DATA NETWORKS SERVICES.................................... 2

ARTICLE II - SERVICES......................................................... 3

     2.1  SERVICES............................................................ 3
     2.2  TERM................................................................ 4
     2.3  CHARGES AND PAYMENT................................................. 5
     2.4  GENERAL OBLIGATIONS; STANDARD OF CARE............................... 6
     2.5  CERTAIN LIMITATIONS................................................. 6
     2.6  CONFIDENTIALITY..................................................... 7
     2.7  TERMINATION......................................................... 8
     2.8  DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY OR
            LIABILITIES AND INDEMNIFICATION................................... 8
     2.9  REPRESENTATIVE...................................................... 9
     2.11 BINDING ARBITRATION................................................. 9
     2.12 INJUNCTIVE RELIEF...................................................10

ARTICLE III - MISCELLANEOUS...................................................10

     3.1  TAXES...............................................................10

     3.2  LAWS AND GOVERNMENTAL REGULATIONS...................................10
     3.3  RELATIONSHIP OF PARTIES.............................................11
     3.4  INCORPORATION OF PROVISIONS OF THE ACQUISITION AGREEMENT............11
     3.5  EXPENSES............................................................11
     3.6  REFERENCES..........................................................11
     3.7  MODIFICATION AND AMENDMENT..........................................11
     3.8  INCONSISTENCY.......................................................12

                       ADMINISTRATIVE SERVICES AGREEMENT



     THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of December 31, 1996 (the "Effective Date"), is by and between True North Communications Inc., a Delaware corporation ("TNC"), and TN Technologies Holding Inc., a Delaware corporation ("TNT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Acquisition Agreement (as defined below).

     WHEREAS, the Board of Directors of TNC has determined that it is in the best interests of TNC and its stockholders to transfer and assign to TNT substantially all of the assets and properties of TNC's existing businesses relating to digital interactive services (the "Transferred Business") in exchange for the assumption of certain liabilities and obligations of TNC relating to the Transferred Business by TNT and the issuance of 2,291,686 shares of Class B Common Stock, par value $.001 per share, of TNT (the "TN Technologies Shares") to TNC;

     WHEREAS, to effectuate the foregoing, TNC and TNT have entered into an Amended and Restated Acquisition Agreement, along with certain other parties, dated as of December 31, 1996 (the "Acquisition Agreement"), which provides, among other things, subject to the terms and conditions thereof, for the Acquisition of the Transferred Business, the issuance of the TN Technologies Holding Shares and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

     WHEREAS, to ensure an orderly transition under the Acquisition Agreement it will be necessary for one or both of the parties to provide to the other party the Services described herein for a transitional period.

     NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

      1.1 ACCOUNTING SERVICES shall have the meaning set forth in Subsection 2.1(a)(i).

      1.2 AGENCY SERVICES shall have the meaning set forth in Subsection 2.1(a)(vii).

      1.3 ADDITIONAL SERVICES shall have the meaning set forth in Subsection 2.1(c).

      1.4 CORPORATE SUPPORT SERVICES shall have the meaning set forth in Subsection 2.1(a)(v).

      1.5 CONSULTING SERVICES shall have the meaning set forth in Subsection 2.1(a)(ii).

      1.6 EMPLOYEE BENEFITS AND ADMINISTRATION SERVICES shall have the meaning set forth in Subsection 2.1(a)(iv).

      1.7  EXPIRATION DATE shall have the meaning set forth in Section 2.2.

      1.8 HUMAN RESOURCES AND PAYROLL SERVICES shall have the meaning set forth in Subsection 2.1(a)(viii).

      1.9 IMPRACTICABLE (and words of similar import) shall have the meaning set forth in Subsection 2.5(a).

      1.10 INITIAL SERVICES shall have the meaning set forth in Subsection
2.1(a).

      1.11 MEDIA SERVICES shall have the meaning set forth in Subsection 2.1(a)(vi).

      1.12 PROVIDING COMPANY shall mean, with respect to any particular Services, the entity or entities identified on the applicable Exhibit as the party to provide such Services.

      1.13 RECEIVING COMPANY shall mean, with respect to any particular Services, the entity or entities identified on the applicable Exhibit as the party to receive such Services.

      1.14 REPRESENTATIVE of any party shall mean a managerial level employee appointed by such party to have the responsibilities and authority set forth in
Section 2.9.

      1.15 SERVICES shall have the meaning set forth in Subsection 2.1(c).

      1.16 STUDIO SERVICES shall have the meaning set forth in Subsection 2.1(a)(iii).

      1.17 TERMINATION DATE shall have the meaning set forth in Section 2.2.

      1.18 REFERRAL SERVICES shall have the meaning set forth in Subsection 2.1(a)(x).

      1.19 VOICE AND DATA NETWORKS shall mean the software, hardware and circuits necessary to deliver voice and data messages as identified in Exhibit I hereto.

      1.20 VOICE AND DATA NETWORKS SERVICES shall have the meaning set forth in Subsection 2.1(a)(ix).

                                   ARTICLE II
                                    SERVICES

     2.1  SERVICES.

          (a) INITIAL SERVICES. Except as otherwise provided herein, for the term determined pursuant to Section 2.2 hereof, Providing Company shall provide or cause to be provided to Receiving Company, in each case as identified in the Exhibits attached hereto or subsequently agreed to prior to the Closing Date in accordance with the procedures set fort herein, the following "Initial Services":

               (i) ACCOUNTING SERVICES described in Exhibit A attached hereto;

               (ii) CONSULTING SERVICES described in Exhibit B attached hereto;

               (iii)  STUDIO SERVICES described in Exhibit C attached hereto;

               (iv) EMPLOYEE BENEFITS AND ADMINISTRATION SERVICES described in Exhibit D attached hereto;

               (v) CORPORATE SUPPORT SERVICES described in Exhibit E attached hereto;

               (vi)   MEDIA SERVICES described in Exhibit F attached hereto;

               (vii)  AGENCY SERVICES described in Exhibit G attached hereto;

               (viii) HUMAN RESOURCES AND PAYROLL SERVICES described in Exhibit
                      H attached hereto;

               (ix) VOICE AND DATA NETWORK SERVICES described in Exhibit I attached hereto; and

               (x)    REFERRAL SERVICES described in Exhibit J attached hereto.

          (b) FINAL EXHIBITS. The parties have made good faith efforts as of the date hereof to identify each Initial Service and complete the content of each Exhibit pertaining to the Initial Services. To the extent an Exhibit has not been prepared for an Initial Service or an Exhibit is otherwise incomplete as of the date hereof, the parties shall use good faith efforts to prepare or complete Exhibits by the Closing Date. Any services reflected on any such additional or amended Exhibit shall be deemed an "Initial Service" as if set forth on such Exhibit as of the date hereof.

          (c) ADDITIONAL SERVICES. From time to time after the Closing Date, the parties may identify additional services that one or both of the parties will provide to the other party in accordance with the terms of this Agreement (the "Additional Services" and, together with the Initial Services, the "Services"). The parties shall create an Exhibit for each Additional Service setting forth the identities of the Providing Company and the Receiving Company, a description of the Service, the time period during which the Service will be provided, the charge, if any, for the Service and any other terms applicable thereto and obtain the approval of each party's Representative (set forth on in Schedule 1 attached hereto). Any such Exhibit shall be agreed upon by the parties prior to the performance of such Services.

          (d) SERVICES PERFORMED BY OTHERS. At its option, Providing Company may cause any Service it is required to provide hereunder to be provided by any other person that is providing, or may from time to time provide, the same or similar services for the Providing Company or its subsidiaries or business units. The Providing Company shall remain responsible, in accordance with the terms of this Agreement, for performance of any Services it causes to be so provided and Receiving Party shall not be liable to any other person that is providing any Services pursuant hereto for charges relating to the performance of such Services, unless Providing Party assigns its right to payment for such Services to such other person pursuant to Section 2.3(c) hereof.

          (e)  SERVICES NOT INCLUDED.  Initial Services shall not include:

               (i)   Legal;

               (ii)  Corporate Secretarial Services;

               (iii) Corporate Development Advice;

               (iv)  Investor Relations;

               (v)   Public Relations; and

               (vi)  Governmental Affairs.

     2.2 TERM. The term of this Agreement shall commence on the Effective Date and shall remain in effect through one year from the Effective Date ("Expiration Date"), unless terminated on an earlier date under Section 2.7 ("Termination Date"). This Agreement may be extended by the parties in writing either in whole or with respect to one or more of the Services, provided, however, that such extension shall only apply to the Service for which the Agreement was extended. The parties shall be deemed to have extended this Agreement with respect to a specific Service if the Exhibit for such Service specifies a completion date beyond the aforementioned Expiration Date. The parties may agree on an earlier expiration date for a specific Service by specifying such date on the Exhibit for that Service. Services shall be provided up to and including the date set forth in the applicable Exhibit, subject to earlier termination as provided herein.

     2.3  CHARGES AND PAYMENT.

          (a) CHARGES FOR INITIAL SERVICES. Receiving Company shall pay Providing Company the charges, if any, set forth on the Exhibit for each of the Services listed therein as adjusted, from time to time, by TNC as budgeted or estimated costs are reconciled to actual incurred costs. Wherever practical, charges shall be based on actual incurred costs, not budgeted or estimated. The parties also intend for charges to be easy to administer and justify and, therefore, they hereby acknowledge it may be counterproductive to try to recover every cost, charge or expense, particularly those that are insignificant or de minimis. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on an Exhibit for a particular Service, provided, however, that the incurrence of charges in excess of any such estimate shall not justify stopping the provision of, or payment for, Services under this Agreement.

          (b) CHARGES FOR ADDITIONAL SERVICES. Receiving Company shall pay Providing Company the charges, if any, set forth on each Exhibit hereafter created for each of the Additional Services listed therein.

          (c) PAYMENT TERMS. Providing Company shall bill Receiving Company monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Receiving Company shall pay Providing Company for all Services provided hereunder within thirty (30) days after receipt of an invoice therefor.

          (d) PRICING ADJUSTMENTS. In the event of a tax audit adjustment relating to the pricing of any or all Services provided pursuant to this Agreement in which it is determined by a taxing authority that any of the charges, individually or in combination, did not result in an arm's-length payment, as determined under applicable law or, in the absence thereof, internationally accepted arm's-length standards, then the parties, including a Providing Company subcontractor providing or receiving Services hereunder, shall agree to make corresponding adjustments to the charges in question for such period to the extent necessary to achieve arm's-length pricing. Any adjustment made pursuant to this Subsection 2.3(e) shall be reflected in the parties' official books and records, and the resulting overpayment or underpayment shall create an obligation to be paid in the manner specified in Subsection 2.3(c).

     2.4  GENERAL OBLIGATIONS; STANDARD OF CARE.

          (a) TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that Providing Company may make changes from time to time in the manner of performing the Services if Providing Company is making similar changes in performing similar services for itself and if Providing Company furnishes to Receiving Company at least 30 days prior written notice.

          (b) RESPONSIBILITY FOR ERRORS; DELAYS. Providing Company's sole responsibility to Receiving Company:

               (i) for errors or omissions in Services, shall be to furnish correct information, payment and/or adjustment in the Services, at no additional cost or expense to Receiving Company; provided, Receiving Company must promptly advise Providing Company of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions.

               (ii) for failure to deliver any Service because of Impracticability, shall be to use reasonable efforts, subject to Subsection 2.5(b), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable;

          (c) GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing adjustments to costs of Services and obtaining all necessary consents or approvals. The parties will maintain documentation supporting the information contained in the Exhibits and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

          (d) ALTERNATIVES. If Providing Company reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents or approvals pursuant to Subsection 2.4(c) or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, the Providing Party shall use reasonable efforts, subject to Section 2.5(a) and Section 2.5(b), to continue providing the Service. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in the Providing Company's charge for the Service in question, the parties shall share equally in making any such payment unless they otherwise agree in writing.

     2.5  CERTAIN LIMITATIONS.

          (a) IMPRACTICABILITY. Providing Company shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Providing Company including unfeasible technological requirements, or to the extent the performance of such Services would require Providing Company to violate any applicable laws, rules or regulations or would result in the breach of any software license or other applicable contract.

          (b) ADDITIONAL RESOURCES. Except as provided in an Exhibit for a specific Service, in providing the Services, Providing Company shall not be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee; (iii) purchase, lease or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Receiving Company's data to Receiving Company or any alternate supplier of Services.

          (c) NO SALE, TRANSFER, ASSIGNMENT. Receiving Company may not sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any person other than Receiving Company except for Voice and Data Networks Services, which Receiving Company and its clients may use.

     II.6 CONFIDENTIALITY.

          (a) INFORMATION SUBJECT TO OTHER OBLIGATIONS. Providing Company and Receiving Company agree that all information regarding the Services, including but not limited to, price, costs, methods of operation, and software, shall be maintained in confidence and shall be subject to Article X of the Acquisition Agreement, relating to preservation and exchange of information and protection of confidential information.

          (b) ALL INFORMATION CONFIDENTIAL. Any information used to perform or receive the Services provided hereunder is confidential and proprietary to the party or third party providing such information. The party who receives such information shall treat such information and all related procedures and documentation as confidential and proprietary to the party or third party vendors providing such information.

          (c) INTERNAL USE; TITLE, COPIES, RETURN. Receiving Company agrees that:

               (i) all Voice and Data Networks, procedures and related materials provided to Receiving Company are for Receiving Company's internal use and use of Receiving Company's clients;

               (ii) title to all Voice and Data Networks used in performing the Services provided hereunder shall remain in Providing Company or its third party vendors;

               (iii) Upon the termination of any of the Services, Receiving Company shall return to Providing Company, as soon as practicable, all equipment or other property of Providing Company relating to the Services which is owned or leased by it and is or was in Receiving Company's possession or control.

     II.7 TERMINATION. TNT may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time from time to time, for any reason or no reason, by giving written notice to TNC at least ninety (90) days prior to the date of such termination. TNC may terminate this Agreement with respect to all, or with respect to any one or more, of the Services provided hereunder at any time from time to time beginning, with respect to any such Service, the later of (i) one year from the Effective Date; or (ii) the Expiration Date of such Service, for any reason or no reason, by giving written notice to TNT at least one hundred eighty (180) days prior to the date of such termination. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

     II.8 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY OR LIABILITIES AND INDEMNIFICATION.

          (a) DISCLAIMER OF WARRANTIES. PROVIDING COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. PROVIDING COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

          (b) LIMITATION OF LIABILITY OR LIABILITIES; INDEMNIFICATION OF RECEIVING COMPANY. Providing Company shall have no liability or liabilities to Receiving Company with respect to its furnishing any of the Services hereunder except for liability or liabilities arising out of the gross negligence or willful misconduct of Providing Company. Providing Company will indemnify, defend and hold harmless Receiving Company in respect of all liability or liabilities related to, arising from, asserted against or associated with such gross negligence or willful misconduct. Except as provided in the preceding sentence, in no event shall Providing Company have any liability or liabilities for any incidental, indirect special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

          (c) LIMITATION OF LIABILITY OR LIABILITIES; INDEMNIFICATION OF PROVIDING COMPANY. Receiving Company shall indemnify and hold harmless the Providing Company in respect of all liability or liabilities related to, arising from, asserted against or associated with Providing Company's furnishing the Services provided for in this Agreement, other than liability or liabilities arising out of the gross negligence or willful misconduct of Providing Company. The provisions of this indemnity shall apply only to losses which relate directly to the provision of Services. In no event shall Receiving Company have any liability or liabilities for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

          (d) SUBROGATION OF RIGHTS VIS-A-VIS THIRD PARTY CONTRACTORS. In the event any liability or liabilities arise from the performance of Services hereunder by a third party contractor, the Receiving Company shall be subrogated to such rights, if any, as the Providing Company may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of the Receiving Company.

     II.9 REPRESENTATIVE. The parties shall each appoint a Representative to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives are named on
Schedule 1. Each party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other party setting forth the name of (i) the Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement. Each Representative is hereby authorized by the party he or she represents to approve the establishment of new, or modifications to existing, Exhibits for Initial Services before or after the Closing Date and the addition of new Exhibits for Additional Services after the Closing Date.

     II.10 DISPUTE RESOLUTION. In the event a dispute arises over the terms of this agreement in an amount over $50,000 (a "Dispute"), the Representatives of each party shall make a good faith effort to resolve the Dispute within fifteen
(15) days. If the Representatives cannot resolve the Dispute, the Chief Financial Officers of each party shall make a good faith effort to resolve the Dispute within fifteen (15) days. If the Chief Financial Officers of each party cannot resolve the Dispute, then the Chief Executive Officers of each party shall make a good faith effort to resolve the Dispute within fifteen (15) days. If the Chief Executive Officers cannot resolve the Dispute, then the parties hereby agree to settle such Dispute in arbitration pursuant to the terms set forth in Section 2.11.

     II.11 BINDING ARBITRATION.

           (a) Except as set forth in Section 2.10 and 2.12, (a) any dispute, controversy or claim arising in connection with this Agreement shall be settled by binding arbitration if so requested by any party hereto pursuant to paragraph
(b) below. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association (the "AAA"). The arbitration shall be held in Chicago, Illinois and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 2.11 shall govern such arbitration to the extent they conflict with the rules of the AAA.

           (b) Upon written notice by a party to the other parties of a request for arbitration hereunder, the parties shall use their commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

           (c) The determination of the arbitrators shall be final and binding on the parties.

Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including, without limitation, counsel fees and fees of experts; provided, however, that the parties shall share equally in the expense of the arbitrators and of the AAA.

           (d) Notwithstanding anything contained herein to the contrary, the arbitrators shall not be limited as to the form of relief or remedy provided pursuant to this Section 2.11.

     II.12 INJUNCTIVE RELIEF. The parties hereto acknowledge that should they breach any of their respective obligations under Section 2.6 such other parties hereto may suffer irreparable injury for which money damages may be inadequate, and therefore consent to the enforcement of such obligations by means of temporary or permanent injunction of any court having jurisdiction thereof, and each party hereto shall be entitled to assert any claim it may have for damages resulting from breach of such obligations in addition to seeking injunctive relief.

                                  ARTICLE III
                                 MISCELLANEOUS

     III.1 TAXES. Receiving Company shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of Services under this Agreement, including any tax which Receiving Company is required to withhold or deduct from payments to Providing Company, except (a) any tax allowable as a credit against the U.S. Federal income tax of the Providing Company, and (b) any net income tax imposed upon Providing Company by the country of its incorporation or any governmental entity within its country of incorporation. To assist Providing Company in obtaining the credit identified in Subsection (b) of this Section 3.1, Receiving Company shall furnish Providing Company with such evidence as may be required by the relevant taxing authorities to establish that any such tax has been paid.

     III.2 LAWS AND GOVERNMENTAL REGULATIONS. Receiving Company shall be responsible for (i) compliance with all laws and governmental regulations affecting its business and (ii) any use Receiving Company may make of the Services to assist it in complying with such laws and governmental regulations. While Providing Company shall not have any responsibility for Receiving Company's compliance with the laws and regulations referred to above, Providing Company agrees to use reasonable efforts, subject to Subsection 2.5(b), to cause the Services to be designed in such manner that such Services shall be able to assist Receiving Company in complying with applicable legal and regulatory responsibilities. The Providing Company's charge, if any, for such Service may reflect its efforts under this Section 3.2. In no event, however, shall Receiving Company rely solely on its use of the Services in complying with any laws and governmental regulations.

     III.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor, nor be deemed to vest any rights, interest or claims in any third parties.

     III.4 INCORPORATION OF PROVISIONS OF THE ACQUISITION AGREEMENT.

     The following provisions of the Acquisition Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein (references in paragraphs (a) through (b) below to "Section" shall mean Sections of the Acquisition Agreement, and except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Acquisition Agreement):

          (a) Article X, relating to preservation and exchange of information and protection of proprietary information; and

          (b)  Article XV, general provisions.

     III.5 EXPENSES. Except as expressly set forth herein (including in the Exhibits hereto) or in the Acquisition Agreement or another related agreement, whether or not the IPO or the Acquisition is consummated, all legal and other costs and expenses incurred in connection with this Agreement will be paid by TNC in the case of costs or expenses incurred by TNC, or TNT in the case of costs or expenses incurred by TNT.

     III.6 REFERENCES. All reference to Sections, Articles, Exhibits or Schedules c ontained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated. When a reference is made in this Agreement to a "party"or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the singular herein shall be deemed to be or include the plural (and vice versa) whenever appropriate. The use of the words "hereof", herein", "hereunder", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, Subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. The word "or" shall not be exclusive; "may not" is prohibitive and not permissive .

     III.7 MODIFICATION AND AMENDMENT. Except for modifications to Exhibits, which may be made by Representatives pursuant to Section 2.9 hereof, this Agreement may not be modified or amended, or any provision waived, except in writing signed by both parties.

     III.8 INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any of the Exhibits hereto, the terms of this Agreement, other than charges and Expiration Dates of Services, shall control.

     IN WITNESS WHEREOF, the parties have executed this Administrative Services Agreement as of the date first above written.


                                     TRUE NORTH COMMUNICATIONS INC.

                                     By:
                                        ---------------------------------

                                     Name:
                                          -------------------------------

                                     Title:
                                           ------------------------------

                                     TN TECHNOLOGIES HOLDING INC.

                                     By:
                                        ---------------------------------

                                     Name:
                                          -------------------------------

                                     Title:
                                           ------------------------------

                                   EXHIBIT A
                              ACCOUNTING SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Consolidation Accounting
     .  SEC Reporting
     .  Tax Return Preparation and Planning
     .  Internal Audit
     .  General Ledger Accounting

4.   Charges for Services:
     --------------------

     Fees for Consolidation Accounting, SEC Reporting and Tax Return Preparation and Planning shall be salaries, benefits and overhead and shall not exceed $50,000 per year.

     Fees for Internal Audit, will be based on an allocation of salaries, benefits (not to exceed 20% of salaries) and overhead (at 89% of salaries). In addition, fees shall include reimbursement of out-of-pocket costs. Salaries will be allocated based on time expended by TNC personnel on TNT matters.

     During the period that TNC performs the General Ledger Accounting function for a TNT business unit or subsidiary, the following items will be allocated based on a ratio of the salaries of TNT employees in the unit or subsidiary accounted for to total salaries of all TNT/TNC employees in units accounted for: Computer Maintenance, MIS Depreciation, and Agency Accounting Department Costs (excluding payroll department). TNC shall be obligated to perform General Ledger Accounting services for TNT business units or subsidiaries that had received such Services prior to the Effective Date.

                                   EXHIBIT B
                              CONSULTING SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Creative
     .  Account Service

4.   Charges for Services:
     --------------------

     Fees and provision for the foregoing Services must be approved in advance and will be based on an allocation of salaries, benefits (not to exceed 20% of salaries), out-of-pocket costs and overhead (as determined by the internal cost allocation system of the office housing the provider of the Service). Salaries will be allocated based on time expended by TNC personnel on TNT matters.

                                   EXHIBIT C
                                STUDIO SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Inhouse Audio/Visual Services


4.   Charges for Services:
     --------------------

     Fees and provision for services must be approved in advance and will be based on posted hourly rates and out-of-pocket costs.

                                   EXHIBIT D
                 EMPLOYEE BENEFITS AND ADMINISTRATION SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Employee Benefits

        TNC shall provide to all employees of TNT located in the United States the employee benefits listed on Exhibit D-1 attached hereto on the same terms and conditions as TNC provides such benefits to its employees; provided, however, TNC shall not provide (i) any such benefits except dental benefits to employees of Cf2GS; or (ii) any such benefits to Modern Media employees.

     . Employee Benefits Administration and Executive Compensation & Benefit Plan Design

4.   Charges for Services:
     --------------------

    The cost of the foregoing employee benefits, when purchased by TNC on behalf of TNT, will be charged or rebated on the basis charged or rebated to TNC. The cost and provision of any additional benefits to be provided by TNC shall be approved by the parties in advance. Fees for Employee Benefits Administration and Executive Compensation & Benefit Plan Design will be based on an allocation of the cost of the TNC Corporate Human Resources department across all United States users, based on salary.

                                   EXHIBIT E
                          CORPORATE SUPPORT SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Insurance (inclusive of director and offices insurance)
     .  Travel Services
     .  Media Research
     .  Special Order Office Supplies (distinguished from stock items)


4.   Charges for Services:
     --------------------

     The cost and provision for these services shall be approved in advance by the parties.

     The cost of the foregoing items, when purchased by TNC on behalf of TNT, will be charged or rebated on the basis charged or rebated to TNC.

     If TNT is included in TNC's insurance policies, TNT shall be changed on a pro rata basis.


6.   Additional Resources:
     --------------------

                                   EXHIBIT F
                                MEDIA SERVICES



1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Media Buying


4.   Charges for Services:
     --------------------

     Fees will be based on standard rates for certain classes of clients multiplied by billings.

                                   EXHIBIT G
                                AGENCY SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Agency Paper, Supplies & Printing
     .  Agency Office Supplies
     .  Agency Equipment Rental/Lease
     .  Agency Insurance
     .  Agency Office Service Salaries
     .  Phones and local phone calls
     .  Voicemail


4.   Expiration Date of Service:
     --------------------------

     Agency Services provided at an office location leased under a Space Sharing Agreement between TNC and TNT dated the Effective Date and listed below, shall expire, with respect to such location, on the date the related lease terminates pursuant to the respective Space Sharing Agreement.

Office Space Locations:       TN Technologies Holding - New York, Chicago, San
                                    Francisco, Hong Kong, London;
                              Northern Lights Interactive - Toronto
                              Relationship Technology Group - New York, Chicago
                              R/GA Interactive - New York

5.   Charges for Services:
     --------------------

     During the period that TNT employees are housed in an office location leased under a Space Sharing Agreement, TNT will be charged an allocation of the accounting cost to TNC based on a ratio of the salaries of TNT employees housed in the facility to total salaries of all TNT/TNC employees housed in the facility. Notwithstanding the foregoing, to the extent that telephone charges can be specifically identified, such costs associated with TNT personnel will be charged directly to TNT.

                                   EXHIBIT H
                     HUMAN RESOURCES AND PAYROLL SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

     .  Payroll Services


4.   Charges for Services:
     --------------------

     During the period that TNC performs the payroll function for a TNT unit, Agency Human Resources and Payroll Department salaries will be allocated based on a ratio of the salaries of TNT employees whose payroll is administered to total salaries of all TNT/TNC employees whose payroll is administered. In addition, fees shall include reimbursement of out-of-pocket costs such as payroll processing company charges.

                                   EXHIBIT I
                       VOICE AND DATA NETWORKS SERVICES


1.   Providing Company:  TNC
     -----------------


2.   Receiving Company:  TNT
     -----------------


3.   Description of Service:
     ----------------------

 .    Voice and Data Networks shall mean the software, hardware and circuits necessary to deliver voice and data messages and internal corporate network.

4.   Charges for Services:
     --------------------

     TNC will continue to administer the voice and data networks and will charge TNT for usage.

     Annual Charge =

     Total Annual Cost to TNC   *   TNT and TNT Client Workstations Attached
                                    ----------------------------------------
                                           Total Workstations Attached

                                   EXHIBIT J
                               REFERRAL SERVICES

1.   Providing Company:  TNC/TNT
     -----------------


2.   Receiving Company:  TNT/TNT
     -----------------


3.   Description of Service:
     ----------------------

     Referral Services: TNC personnel will participate in selling TNT services to TNC clients. TNT personnel will participate in selling TNC services to the TNT clients.

4.   Charges for Services:
     --------------------

     The Receiving Company will pay the Providing Company a referral fee equal to 1.5% of revenues from projects that such Providing Party's personnel participate in selling. Revenues are defined as billings less cost of billings (third party production costs).

     Neither entity will bill the other for personnel costs incurred in the sales process, unless approved in advance.

                                  SCHEDULE 1
                                REPRESENTATIVES


Representative of TNC: Dale Perona, Treasurer
                       True North Communications Inc.
                       101 East Erie Street
                       Chicago, IL 60611-2897
                       Telephone: (312) 751-7000
                       Facsimile: (312) 440-8104

Representative of TNT: Michael Bogacki, Chief Financial Officer
                       TN Technologies Holding Inc.
                       101 East Erie Street
                       Chicago, IL 60611-2897
                       Telephone: (312) 751-7000
                       Facsimile: (312) 440-8070